Exhibit 99.1

N E W S R E L E A SE
For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Cos. (NYSE:PNX) Announces GAAP Restatement Impact, Expected Filing Dates, Other Updates

●	Unaudited estimated pre-tax decrease of $250M to stockholders’ equity reported at 6/30/12

●	3/31/14 filing date for 2012 10-K; timely filing expected with 2Q14 10-Q

Hartford, Conn., Jan. 17, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced an unaudited estimated pre-tax decrease of $250 million to total stockholders’ equity reported at June 30, 2012 as a result of its previously announced GAAP restatement. The decrease was primarily driven by a GAAP accounting requirement that the company record additional universal life (UL) reserves over the restatement period to cover expected losses that otherwise would have been recorded in future periods.
The unaudited estimated impact of the correction of errors on income (loss) from continuing operations before taxes for the years ended 2010 and 2011 and the first half of 2012 was $(71) million, $(53) million and $(40) million, respectively.
Phoenix said it expects to file its 2012 Form 10-K with the Securities and Exchange Commission (SEC) by March 31, 2014 and become a timely SEC filer with the filing of its second quarter 2014 Form 10-Q. The company also provided other updates related to the restatement, including its application to the New York Stock Exchange (NYSE) for another listing extension and plans to commence another bondholder consent solicitation.
In addition, Phoenix said it has not identified any material prior period adjustments that will be reflected in its principal operating subsidiary’s fourth quarter 2013 statutory financial statements as a result of the GAAP restatement.
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“We are approaching completion of the GAAP restatement, have sized the restatement’s pre-tax impact for the market and established dates to file our delayed financial statements,” said James D. Wehr, president and chief executive officer.
“The magnitude of the pre-tax impact on stockholders’ equity was primarily driven by a reserve accounting error we identified late in the restatement process. While it impacted previously reported GAAP results, this accounting error did not affect previously reported statutory results. We believe Phoenix’s financial position, including capital and liquidity, remains strong, and we will continue fulfilling long-term promises to our policyholders just as we have for over 160 years,” Mr. Wehr said.
“We are dedicating significant resources to completing the restatement and becoming a timely filer and are committed to meeting our dates. While this is an aggressive timetable, we know how important it is to provide current GAAP financial information to the market,” Mr. Wehr said. “We appreciate the patience of all our stakeholders during a complex and lengthy process and are now moving forward.”

PRE-TAX IMPACT OF RESTATEMENT ON TOTAL STOCKHOLDERS’ EQUITY AND INCOME (LOSS) FROM CONTINUING OPERATIONS
Phoenix initiated the restatement process to correct certain errors relating to the classification of items on the consolidated statement of cash flows in the prior periods. The restatement will include the following additional adjustments:
●	Recording previously identified, non-material, out-of-period errors in the appropriate historical periods.
●	Correcting additional errors affecting prior periods, including the following items:
o	actuarial valuation of certain insurance liabilities and deferred policy acquisition cost assets, including accounting for reserves for certain UL contracts;
o	accounting for complex reinsurance transactions;
o	valuation of certain private debt securities and derivative instruments;
o	accounting for other invested assets; and
o	pension valuation.
●	Adjusting the retrospective adoption of new accounting guidance for deferred acquisition costs to reflect the impact of the correction of the errors associated with the restatement on the adoption.
The estimated pre-tax impact of the restatement on total stockholders’ equity reported at June 30, 2012 is a decrease of $250 million, primarily driven by a $204 million decrease resulting from the UL reserve error described more fully below. Prior to announcing the restatement, Phoenix reported $946.6 million in total stockholders’ equity at June 30, 2012, on an after-tax basis.

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The estimated pre-tax impact of the restatement on total stockholders’ equity includes correction of errors cited in the table below, as well as correction of errors identified in pre-tax income (loss) from continuing operations in years prior to 2010, pre-tax income (loss) from discontinued operations and pre-tax other comprehensive income.
The estimated impact of the restatement on income (loss) from continuing operations before income taxes is set forth in the following table:

Unaudited estimated income (loss) from continuing operations before income taxes
($ in millions)

				Correction of Errors
Period	As Reported	ASU 2010.26 Adoption as Disclosed1	As Amended for ASU 2010.261	UL Reserve Error	All Other Errors	As Restated and Amended
Year Ending 12/31/2010	$(35)	$51	$16	$(60)	$(11)	$(55)
Year Ending 12/31/2011	$32	$40	$72	$(28)	$(25)	$19
Year-to-Date 6/30/2012	$(1)	n/a	$(1)	$(53)	$13	$(41)
1 As previously disclosed in its first quarter 2012 Form 10-Q, Phoenix retrospectively adopted new accounting guidance for deferred acquisition costs (ASU 2010.26: FASB amended guidance to ASC 944, Financial Services – Insurance) effective Jan. 1, 2012.

The UL GAAP reserve accounting issue was discovered late in the restatement process and produced the most significant impact of all the error corrections. Certain UL products have benefit features or experience that produce profits in earlier periods followed by losses in later periods. Even though the current expectations and experience indicate the block of business is expected to generate cumulative net profits, the company determined that it is required under GAAP accounting to record additional reserves over the restatement period to cover the expected losses that otherwise would have been recorded in future periods. Accordingly, in consultation with external accounting and actuarial advisors, the company is correcting the resulting errors. These errors were not the result of any changes in assumptions or errors in data or modeling. In addition, the experience of the block is reflected in the statutory reserves, and the errors did not impact previously reported statutory financial results.
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Phoenix is in the process of assessing its disclosure controls and procedures and internal control over financial reporting, and expects to report multiple material weaknesses in its 2012 Form 10-K. The material weaknesses identified to-date, which are described more fully in Phoenix’s Current Report on Form 8-K filed today, are principally attributable to a lack of personnel with sufficient GAAP accounting knowledge and a lack of precision in monitoring and review activities.  The material weaknesses relate to cash flow and cash reporting, reinsurance accounting, actuarial finance and valuation, private placement investments, derivative valuations, other invested assets and other invested asset taxable income reporting. Phoenix has already taken a number of remedial actions and is developing a comprehensive plan to correct the remaining deficiencies.
During the course of the restatement process, the company has not identified any instances of fraud or intentional misrepresentation in the preparation of the financial statements that are being restated.
Phoenix is in the process of completing restatement adjustments to certain previously disclosed financial information. As a result of this process, all information presented herein is preliminary, unaudited, pre-tax and subject to adjustments, which may be material. Given the complexity of the company’s tax position, including valuation allowance and intra-period tax allocations, Phoenix does not have an estimate at this time of the tax impact of the restatement adjustments.

UPDATE ON IMPACT OF RESTATEMENT ON STATUTORY FINANCIAL RESULTS
Phoenix has continued to file unaudited quarterly and annual statutory financial statements with state insurance regulators on time. Phoenix expects to file its year-end 2013 unaudited statutory financial statements for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and other insurance subsidiaries with state insurance regulators by the March 1, 2014 filing deadline.
Phoenix previously disclosed that PLIC made $(28.0) million of net prior period adjustments to its statutory financial statements during the nine months ended Sept. 30, 2013 as a result of the GAAP restatement process and statutory and GAAP audits. Phoenix has not identified any material prior period adjustments that will be reflected in the fourth quarter 2013 statutory financial statements of PLIC as a result of the GAAP restatement.

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ADDITIONAL RESTATEMENT UPDATES
NYSE Listing
On Jan. 14, 2014, Phoenix applied for an additional extension for continued listing and trading of the company's common stock on the NYSE. On Sept. 27, 2013, Phoenix received an extension providing an additional trading period up to Jan. 31, 2014, during which it can file its 2012 Form 10-K with the SEC. At that time, the NYSE said it may grant an additional extension up to April 3, 2014.
Bondholder Solicitation
Phoenix said it will seek the consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds Due 2032 (NYSE:PFX) to amend the indenture governing the bonds.
The amendment to the terms of the indenture would allow Phoenix to extend the date to become a current filer to March 16, 2015, the filing deadline for the 2014 Form 10-K.
Within the next 10 days, Phoenix plans to make available to its bondholders a Consent Solicitation Statement and begin outreach to the bondholders for consent to the amendment.
Phoenix previously obtained waivers from bondholders giving it additional time to provide required SEC filings to the bond trustee. The current waiver established a year-end 2013 deadline for being a current filer, which must be cured or waived by the bondholders by March 7, 2014 to avoid a default.
Phoenix’s 7.45% Quarterly Interest Bonds are a retail note issued in 2001 with approximately $253 million outstanding and are traded on the NYSE under the symbol “PFX.”

BACKGROUND ON RESTATEMENT
On Nov. 7, 2012, management concluded it should restate previously issued audited financial statements for the years ended Dec. 31, 2011, 2010 and 2009 included in the company’s 2011 Form 10-K, and the unaudited financial statements for the first, second and third quarters of 2011 and the first and second quarters of 2012 included in the company’s Quarterly Reports on Form 10-Q. Phoenix has not yet filed with the SEC its third quarter 2012 Form 10-Q and its subsequent periodic reports.
The 2012 Form 10-K will contain audited financial statements for the years ended Dec. 31, 2012, 2011 and 2010 and interim unaudited financial statements for each quarter during 2012 and 2011. It also will restate and correct selected financial data for each of the years ended Dec. 31, 2011, 2010, 2009 and 2008.

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UPDATE ON HOLDING COMPANY LIQUIDITY
Phoenix reported $166.8 million in holding company cash and unaffiliated securities as of Dec. 31, 2013 after taking into account the net impact of the following fourth quarter 2013 actions:
●	a $25.0 million dividend paid by PLIC;
●	the purchase of a $30.0 million surplus note from PHL Variable, a PLIC subsidiary; and
●	a $45.0 million capital contribution to further benefit PHL Variable.
                The capital provided by the holding company to PHL Variable is intended to partially offset an anticipated net statutory reserve increase as a result of its annual statutory asset adequacy analysis and to maintain adequate statutory capital.

CURRENT REPORT ON FORM 8-K FILED TODAY
Phoenix filed a Current Report on Form 8-K today that provides additional details regarding the drivers of the restatement, control deficiencies and the NYSE listing extension request.

         ABOUT PHOENIX
The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  As of Dec. 31, 2013, Phoenix had 5.7 million outstanding shares of common stock. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or

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expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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